UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2025 (March 13, 2025)

HST Global, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-15303	73-1215433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Old Neck Road, Suite 105, Virginia Beach, VA	23454
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(800) 961-4750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2025, HST Global, Inc. (“HSTC”), a Nevada Corporation, entered into an Acquisition Agreement (the “Agreement”) with Michael P. Fortkort and R. Paul McGough (collectively “Sellers”) pursuant to which HSTC acquired Qwyit LLC.  Qwyit LLC holds the rights to the intellectual property necessary for its products QFone, a secured video calls application available for download on the Google Play Store, and OpenVPN, with embedded Qwyit encryption.  The purchase price for the acquisition consisted of 10,000,000 shares of HSTC common stock issued to Sellers and an option to purchase an additional 5,000,000 shares of HTC common stock at a price equal to the greater of the closing price of the HSTC shares on the closing date or $0.73 per share.  Furthermore, in consideration for 400 hours of consulting services over 18 months Sellers were granted an option to purchase an additional 5,000,000 shares of common stock at a price equal to the greater of the closing price of the HSTC shares on the closing date or $0.73 per share.

The transaction closed on March 13, 2025.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the acquisition of Qwyit LLC, HSTC issued 10,000,000 shares of restricted common stock effective March 13, 2025.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Acquisition Agreement between HST Global, Inc., Michael P. Fortkort and R. Paul McGough dated as of February 17, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HST Global, Inc..

(Registrant)

Dated: March 17, 2025By:  \s\ Mike Field

President